EXHIBIT 23
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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Webster Financial Corporation

We consent to the incorporation by reference in the registration statements (Nos. 33-13244, 33-38286, 333-37530, 333-88021, 333-33228, 333-71141, 333-71983
and 333-48548) on Forms S-8 and the registration statements (Nos. 33-63967, 33-65428, 333-37714, 333-81563, 333-71707, 333-67074, 333-60656 and 333-100846)
on Form S-3 of Webster Financial Corporation of our report dated January 22, 2003, relating to the Consolidated Statements of Condition of Webster Financial Corporation and subsidiaries as of December 31, 2002 and 2001, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Webster Financial Corporation.

/s/ KPMG LLP


Hartford, Connecticut
March 20, 2003